UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Netlist, Inc. filed on May 21, 2018 (the “Original Report”), and is being filed to correct certain minor and inadvertent errors in the Original Report and one of the exhibits to the Original Report. The full text of the Original Report and such exhibit are amended, restated and superseded by the corrected disclosure in and exhibit to this Amendment, as set forth below.

Item 1.01  Entry Into a Material Definitive Agreement.

On May 17, 2018, Netlist, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with a trust controlled by C.K. Hong, the Company’s President, Chief Executive Officer and Chairman of the Board, pursuant to which the Company agreed to issue and sell to Mr. Hong’s trust 5,405,405 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price per share of $0.148 (which equals the most recent consolidated closing bid price of the Company’s common stock, as reported by the Nasdaq Capital Market, as of the signing of the Purchase Agreement). The aggregate proceeds to be received by the Company on closing are expected to be approximately $800,000. The closing of the purchase and sale under the Purchase Agreement is expected to occur on or about May 21, 2018. The Company intends to use the net proceeds for general corporate purposes, including working capital and other general and administrative purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the parties as well as limited conditions to closing.

The foregoing is only a brief description of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Section 506 of Regulation D promulgated thereunder in connection with the offer and sale of the Shares in reliance on the following facts: no general solicitation or advertising was used to market or sell the Shares; the purchaser of the Shares represented to us that it was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act) and that it was acquiring the Shares with the present intention of holding them for purposes of investment and not with a view to their public resale or distribution within the meaning of the Securities Act; and the Shares were issued as restricted securities. The Shares have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (the “SEC”) or through an applicable exemption from SEC registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Shares. The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Additionally, and separate from the Purchase Agreement and the issuance of the Shares described above, on April 13, 2018, the Company issued to a consulting firm a warrant to purchase up to 50,000 shares of its common stock at an exercise price per share of $0.25. Such warrant has a term of ten years and was issued as partial consideration for services rendered by such consulting firm. The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act in connection with the offer and sale of these securities in reliance on the following facts: no general solicitation or advertising was used to market or sell the securities; the recipient of the securities represented to us that it was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act) and that it was acquiring the securities with the present intention of holding them for purposes of investment and not with a view to their public resale or distribution within the meaning of the Securities Act; and the securities were issued as restricted securities. These securities have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy these securities.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Stock Purchase Warrant, dated April 13, 2018, issued by Netlist, Inc. (incorporated by reference to Exhibit 4.1 to the Original Report).
10.1	Share Purchase Agreement, dated May 17, 2018, between Netlist, Inc. and the Chun Ki Hong and Won Kyung Cha Community Property Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Dated: May 21, 2018	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer